UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 22, 2005

CHAPEAU, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	033-01289-D	87-0431831
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10 Greg Street, Sparks, Nevada 89431

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (916) 941-6319

Item 3.02

Unregistered Sales of Equity Securities.

On March 22, 2005 Chapeau, Inc. entered into an agreement with a purchaser whereby it has issued and sold 1,829,268 shares of its common stock for an aggregate purchase price of $750,000.  In addition, Chapeau issued to such purchaser a two-year warrant to purchase 1,829,268 shares of common stock at an exercise price of $0.60 per share.  The sale and issuance of the common stock and the warrant were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act, as not being a public offering.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits

SEC

Exhibit

Reference

Number

Number

Title of Document

Location

    1

   (10)

Stock Purchase Agreement

This filing

dated March 22, 2005 by

and between Chapeau, Inc.

and Gordon V. and Helen C.

Smith Foundation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 28, 2005

CHAPEAU, INC.

(Registrant)

By:  /s/  Guy A. Archbold______

Guy A. Archbold

Chief Executive Officer

3